Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vastera, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy A. Davenport, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial position and result of operations of the Company.

/s/ Timothy A. Davenport

Timothy A. Davenport
President and Chief Executive Officer
November 8, 2004

Signed original of this written statement required by Section 906 has been provided to Vastera, Inc. and will be retained by
Vastera, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.